Exhibit 99.1

SIGNET MEDICAL SOLUTIONS, INC.

(A Subsidiary of Signet International Holdings, Inc. OTC: SIGN)

ANNOUNCES ACQUISITION OF A NEW MEDICAL DEVICE TO PREVENT AMPUTATIONS

Colorado Springs, CO   January 23, 2019. Signet’s Board of Directors voted unanimously to purchase all rights and title to a revolutionary medical device from POLR Angioscience, LLC.  The device, which will be offered worldwide as a 5-piece disposable kit, will enable physicians—for the first time—to gain optimal access to the leg arteries and facilitate the best use of catheter and balloon equipment to restore blood flow and prevent amputations.  According to independent studies, this device will substantially increase the rate of limb salvage. Tens of thousands of limbs could be saved per year in the USA alone.

“We have trademarked our device ConnREAP,” says Mr. Ernest Letiziano, CEO of Signet. “Its inventor, Dr. John Conn, is a vascular surgeon trained at Emory University. He has utilized the device to successfully, consistently overcome severe challenges in reaching and correcting complex blockages in the leg arteries.”

The pain and disability caused by narrowed leg arteries often ends tragically in amputation, and the technical difficulties conquered by the device allow more surgeons to restore effective blood flow.  A huge and growing vulnerable population is at risk for limb loss because of aging, diabetes, and hypertension. They can benefit by this device which simplifies access to correcting the root cause: the bulky yellowish build-up of plaque in arteries.

A multinational independent research clinic spent more than a year investigating and reporting on the device.  The results were positive and encouraging, with the recommendation to proceed with development.  The device is FDA classified as a trocar, and the procedures for which it is used are covered by Medicare and health insurers.

Mr. Tom Donaldson, President of Signet, expressed his gratitude to Dr. Conn and offered staggering statistics.  “Our research shows that here in the USA alone we average over 180,000 amputations per year, and all indications are that we may expect more.  We know that the mortality rate is well over 50% after one year, not merely from surgery but from the medical results of impaired function.  The emotional anguish suffered by these patients is enormous,” says Donaldson. Dr. Conn, who has devoted many years to preventing amputations, noted, “I am very pleased to see this promising device taken to the next level by the Signet team.”

Signet’s Board is determined to make the ConnREAP™ device available to every surgeon in the world by mid-next year. “This is a debilitating disease,” says Mr. Letiziano. “There is no doubt that our ConnREAP™ device will alter the lives of those who are being tormented with making such a frightful decision as amputation. This device will make a difference. We are close to our final design stage and a successful funding offering. Our goal is to start manufacturing and offering the kit for delivery quickly and have patients dancing again. Our stock offering is published and investors are welcome to join us in a meaningful endeavor.”

For additional information contact:

Signet International Holdings, Inc. (OTC: SIGN) Palm Beach, Florida USA 561-832-2000
http://www.signetinternationalholdings.com  E mail: eletiziano@aol.com

Forward Looking Safe Harbor Statement: This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially from forecasted results. These risks and uncertainties include product demand, market competition, delays in website development, and risks inherent in our operations. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website http://www.sec.gov